METHODE ELECTRONICS, INC. REPORTS
FISCAL 2018 FIRST-QUARTER SALES AND EARNINGS

Chicago, IL -August 31, 2017 - Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products and solutions, announced financial results for the first quarter of Fiscal 2018 ended July 29, 2017.

First Quarter Fiscal 2018
Methode's first-quarter Fiscal 2018 net sales increased $9.3 million, or 4.8 percent, to $201.2 million from $191.9 million in the same quarter of Fiscal 2017. Year over year, currency rate fluctuations decreased net sales $0.3 million.

Net income decreased $0.7 million to $20.5 million, or $0.55 per share, in the first quarter of Fiscal 2018 from $21.2 million, or $0.57 per share, in the same period of Fiscal 2017. During the first quarter of Fiscal 2018, the Company incurred $2.8 million of acquisition-related expense.

Year over year, Fiscal 2018 first-quarter net income was negatively affected by:

•	acquisition-related expense of $2.8 million;

•	higher new product development costs in the Automotive segment of $1.7 million;

•	higher bonus expense of $1.4 million;

•	absence of the Fiscal 2017 commodity pricing adjustments in the Automotive segment of $1.0 million;

•	absence of the Fiscal 2017 one-time reversal of accruals related to customer commercial issues in the Automotive segment of $1.0 million;

•	increased investment in sales and marketing, clinical resources and professional services expenses for Dabir (“investment in Dabir”) of $0.9 million;

•	higher stock award amortization expense of $0.6 million; and

•	unfavorable commodity pricing in the Automotive and Power Products segments of $0.5 million.

Year over year, Fiscal 2018 first-quarter net income benefitted from:

•	higher sales in the Automotive and Power Products segments;

•	lower legal fees of $1.7 million;

•	lower income tax expense of $1.2 million; and

•	favorable currency impact on certain labor and factory expenses in the Automotive and Power Products segments.

Consolidated gross margins as a percentage of sales decreased to 27.6 percent in the Fiscal 2018 first quarter from 28.2 percent in the Fiscal 2017 period primarily as a result of new product development costs in the Automotive segment, lower sales volumes and unfavorable sales mix in the Interface segment and unfavorable sales mix and unfavorable commodity pricing in the Power Products segment, partially offset by higher sales in the Automotive and Power Products segments and a favorable currency impact on certain labor and factory expenses in the Automotive and Power Products segments. Gross profit was favorably impacted in the Fiscal 2017 first quarter by the commodity pricing adjustments and reversal of customer commercial accruals.

Methode Electronics, Inc. Reports Fiscal 2018 First-Quarter Financial Results

Selling and administrative expenses as a percentage of sales increased to 14.7 percent for the Fiscal 2018 first quarter compared to 14.0 percent in the same period last year. Selling and administrative expenses increased $2.8 million, or 10.4 percent, to $29.6 million in the Fiscal 2018 first quarter compared to $26.8 million in the prior-year first quarter due primarily to acquisition-related expense, higher bonus expense, increased investment in Dabir and higher stock award amortization expenses, partially offset by lower legal fees and the absence of expense related to operating units exited at the end of Fiscal 2017.

In the Fiscal 2018 first quarter, income tax expense decreased $1.2 million to $4.3 million from $5.5 million in the Fiscal 2017 first quarter. The Company’s effective tax rate decreased to 17.1 percent in the Fiscal 2018 period from 20.6 percent in the previous first quarter. The decrease is primarily due to some discrete favorable adjustments in the first quarter of Fiscal 2018.

Segment Comparisons
Comparing the Automotive segment's Fiscal 2018 first quarter to the same period of Fiscal 2017,

•	Net sales increased 6.4 percent attributable to:

•	a 15.3 percent sales improvement in Europe driven by increased integrated center panel and steering wheel switch product volumes, partially offset by decreased customer funded tooling sales; and

•	a 5.7 percent sales increase in North America primarily due to higher General Motors' center console volumes, offset in part by pricing concessions; partially offset by

•
a 4.1 percent sales decrease in Asia as the result of lower steering-angle sensor product volume, partially offset with improved linear position sensor and transmission lead-frame assembly product volumes.

•
Gross margins as a percentage of sales declined to 29.3 percent from 30.2 percent due to development costs for new products and unfavorable commodity pricing, partially offset by higher sales volumes and favorable currency impact on certain labor and factory expenses. Gross profit was favorably impacted in the Fiscal 2017 first quarter by the commodity pricing adjustments and one-time reversal of accruals related to customer commercial issues.

•
Income from operations decreased 0.8 percent as the result of acquisition expense, higher travel expenses, unfavorable commodity pricing and the absence of the Fiscal 2017 commodity pricing adjustments and one-time reversal of accruals, partially offset by higher sales and favorable currency impact on certain labor and factory expenses.

Comparing the Interface segment's Fiscal 2018 first quarter to the same period of Fiscal 2017,

•	Net sales decreased 10.6 percent attributable to:

•
a 14.4 percent sales decline in North America driven mainly by the exit of Connectivity at the end of Fiscal 2017, as well as lower appliance and data solutions product volumes, partially offset with higher radio remote control product volume; and

•	a 41.7 percent sales decrease in Asia due to lower legacy product volume; partially offset by

•	a 9.0 percent sales increase in Europe as the result of improved radio remote control product volume, partially offset by lower data solutions product volumes.

•	Gross margins as a percentage of sales decreased to 21.8 percent from 23.7 percent due to lower sales volumes and unfavorable sales mix of appliance products.

•	Income from operations improved to $0.4 million from a loss of $0.7 million driven by lower legal, travel and advertising expenses, partially offset by an unfavorable appliance products’ sales mix.

Comparing the Power Products segment's Fiscal 2018 first quarter to the same period of Fiscal 2017,

•	Net sales increased 26.7 percent attributable to:

•	a 158.3 percent sales improvement in Europe driven by increased bypass switch product volume;

Methode Electronics, Inc. Reports Fiscal 2018 First-Quarter Financial Results

•	an 18.4 percent sales increase in Asia due to higher busbar product volumes; and

•	a 6.8 percent sales improvement in North America as the result of higher busbar product volumes.

•
Gross margins as a percentage of sales decreased to 27.6 percent from 28.3 percent due to unfavorable sales mix and unfavorable commodity pricing, partially offset by a favorable currency impact for labor and certain factory expenses.

•
Income from operations improved 32.0 percent as the result of higher sales and a favorable currency impact for labor and certain factory expenses, partially offset with an unfavorable sales mix and unfavorable commodity pricing.

Guidance
Methode maintained Fiscal 2018 guidance of sales in the range of $807 million to $827 million, pre-tax income from operations in the range of $114 to $127 million and earnings per share in the range of $2.43 to $2.63. This guidance excludes results from Pacific Insight, as the transaction closing remains subject to customary closing conditions, including approval by Pacific Insight shareholders. The Pacific Insight transaction is expected to be completed in the second quarter of Fiscal 2018.

The guidance ranges for Fiscal 2018 are based upon management's expectations regarding a variety of factors and involve a number of risks and uncertainties, including, but not limited to, the following:

•	sales volumes and timing thereof for certain makes and models of pickup trucks, sports utility vehicles and passenger cars;

•	anticipated increased 10 Gig copper transceiver sales in the latter half of Fiscal 2018;

•	expected nine months of revenues from Procoplast of $22 million, compared to seven months previously assumed in original guidance;

•	anticipated successful commercialization of the Dabir technology in the latter half of Fiscal 2018;

•	price of commodities, particularly copper;

•	potential effect of increased legal fees related to the Hetronic lawsuit;

•	sales mix within the markets served;

•	uncertainty of the European economy;

•	currency exchange effect of the operations of foreign businesses;

•	continued ability to realize manufacturing efficiencies;

•	no significant supplier issues or manufacturing quality events;

•	no unusual or one-time items; and

•	effective tax rate in the low-to-mid twenty percent range and no significant changes in tax credit movement, valuation allowances or enacted tax laws.

Management Comments
President and Chief Executive Officer Donald W. Duda said, “We made significant progress in the first quarter on our objective to pursue strategic acquisitions where we can leverage our core competencies and provide an attractive value proposition for our shareholders. The completed acquisition of Procoplast will expand our customer base within European automotive as well as our opportunities in sensors. With an anticipated closing in our second quarter, we believe Pacific Insight's innovation and technology in LED based ambient and direct lighting will expand our presence within the automotive interior, as well as augment our efforts in overhead console and other areas of the vehicle. We also believe there is potential to bring their technology and expertise to our non-automotive customers. We look forward to welcoming Pacific Insight to Methode later this year.”

Conference Call

Methode Electronics, Inc. Reports Fiscal 2018 First-Quarter Financial Results

The Company will conduct a conference call and Webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, John Hrudicka, today at 10:00 a.m. Central time.

To participate in the conference call, please dial (877) 407-9210 (domestic) or (201) 689-8049 (international) at least five minutes prior to the start of the event. A simultaneous Webcast can be accessed through the Company’s Web site, www.methode.com, by selecting the Investor Relations page, and then clicking on the “Webcast” icon.

A replay of the conference call will be available shortly after the call through October 1 by dialing (877) 481-4010 (domestic) and providing Conference ID number 20005. On the Internet, a replay will be available for 30 days through the Company’s Web site, www.methode.com, by selecting the Investor Relations page and then clicking on the “Webcast” icon.

About Methode Electronics, Inc.
Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, wireless, safety radio remote control, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Interface, Power Products and Other. Our components are in the primary end markets of the automobile, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found on Methode's Web site www.methode.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, computer and communications industries; (3) investment in programs prior to the recognition of revenue; (4) timing, volume, quality and cost of new program launches; (5) ability to withstand price pressure; (6) the success of Procoplast and/or our ability to implement and profit from new applications of the acquired technology; (7) currency fluctuations; (8) customary risks related to conducting global operations; (9) ability to successfully market and sell Dabir surfaces; (10) continued economic challenges in Europe including the exit of the United Kingdom from the European Union; (11) dependence on our supply chain; (12) income tax rate fluctuations; (13) ability to withstand business interruptions; (14) dependence on the availability and price of raw materials; (15) fluctuations in our gross margins; (16) location of a significant amount of cash outside of the U.S.; (17) ability to keep pace with rapid technological changes; (18) a breach of our information technology systems; (19) ability to avoid design or manufacturing defects; (20) ability to compete effectively; (21) ability to protect our intellectual property; (22) ability to successfully benefit from acquisitions and divestitures; (23) the recognition of goodwill impairment charges; (24) costs and expenses due to

Methode Electronics, Inc. Reports Fiscal 2018 First-Quarter Financial Results

regulations regarding conflict minerals; and (25) the effect of any material modifications to NAFTA and other international trade agreements.

For Methode Electronics, Inc. - Investor Contacts:
Kristine Walczak, Dresner Corporate Services, 312-780-7205, kwalczak@dresnerco.com

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
($ in millions, except per share data)

	Three Months Ended
	July 29, 2017	July 30, 2016
Net Sales	$201.2	$191.9

Cost of Products Sold	145.6	137.8

Gross Profit	55.6	54.1

Impairment of Goodwill and Intangible Assets	—	—
Selling and Administrative Expenses	29.6	26.8
Amortization of Intangibles	0.6	0.6

Income from Operations	25.4	26.7

Gain from Sale of Business	—	—
Interest Income, Net	(0.2)	—
Other Expense, Net	0.8	—

Income before Income Taxes	24.8	26.7

Income Tax Expense	4.3	5.5

Net Income	$20.5	$21.2

Basic and Diluted Income per Share:
Basic	$0.55	$0.57
Diluted	$0.55	$0.57

Cash Dividends:
Common Stock	$0.09	$0.09

Weighted Average Number of Common Shares Outstanding:
Basic	37,248,689	37,322,548
Diluted	37,561,240	37,469,292

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	July 29, 2017	April 29, 2017
	(Unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$297.9	$294.0
Accounts Receivable, Net	164.5	165.3
Inventories:
Finished Products	15.7	10.9
Work in Process	8.5	8.7
Materials	40.6	38.3
Total Inventories	64.8	57.9
Prepaid and Refundable Income Taxes	0.6	0.6
Prepaid Expenses and Other Current Assets	19.1	12.5
Total Current Assets	546.9	530.3
Property Plan and Equipment:
Land	0.6	0.6
Buildings and Building Improvements	62.0	48.2
Machinery and Equipment	313.9	287.9
Property, Plant and Equipment, Gross	376.5	336.7
Less Allowances for Depreciation	259.1	246.1
Property, Plant and Equipment, Net	117.4	90.6
Other Assets:
Goodwill	18.0	1.6
Other Intangible Assets, Net	18.1	6.6
Cash Surrender Value of Life Insurance	8.1	7.8
Deferred Income Taxes	44.7	40.4
Pre-production Costs	19.2	15.5
Other	11.0	11.2
Total Other Assets	119.1	83.1
Total Assets	$783.4	$704.0
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts Payable	$81.2	$75.3
Salaries, Wages and Payroll Taxes	17.5	18.7
Other Accrued Expenses	17.9	17.7
Short-term Debt	3.8	—
Income Tax Payable	6.1	12.7
Total Current Liabilities	126.5	124.4
Long-term Debt	47.6	27.0
Other Liabilities	6.4	2.6
Deferred Income Taxes	4.3	—
Deferred Compensation	9.2	8.9
Total Liabilities	194.0	162.9
Shareholders' Equity:
Common Stock, $0.50 par value, 100,000,000 shares authorized, 38,157,477 and 38,133,925 shares issued as of July 29, 2017 and April 29, 2017, respectively	19.1	19.1
Additional Paid-in Capital	136.3	132.2
Accumulated Other Comprehensive Loss	(1.1)	(25.7)
Treasury Stock, 1,346,624 shares as of July 29, 2017 and April 29, 2017	(11.5)	(11.5)
Retained Earnings	446.6	427.0
Total Shareholders' Equity	589.4	541.1
Total Liabilities and Shareholders' Equity	$783.4	$704.0

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended
	July 29, 2017	July 30, 2016
Operating Activities:
Net Income	$20.5	$21.2
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Provision for Depreciation	5.0	5.2
Amortization of Intangible Assets	0.6	0.6
Stock-based Compensation	4.1	3.6
Changes in Operating Assets and Liabilities:
Accounts Receivable	15.1	17.6
Inventories	(1.5)	(0.6)
Prepaid Expenses and Other Assets	(9.1)	(5.3)
Accounts Payable and Other Expenses	(11.1)	(7.9)
Net Cash Provided by Operating Activities	23.6	34.4
Investing Activities:
Purchases of Property, Plant and Equipment	(8.0)	(4.2)
Acquisition of Business, Net of Cash Received	(22.2)	—
Sale of Business/Investment/Property	0.3	—
Net Cash Used in Investing Activities	(29.9)	(4.2)
Financing Activities:
Taxes Paid Related to Net Share Settlement of Equity Awards	(0.3)	(0.3)
Proceeds from Exercise of Stock Options	—	0.9
Tax Benefit from Stock Option Exercises	—	0.3
Cash Dividends	(3.4)	(3.3)
Repayment of Borrowings	(2.0)	(3.0)
Net Cash Used in Financing Activities	(5.7)	(5.4)
Effect of Foreign Currency Exchange Rate Changes on Cash	15.9	(3.3)
Increase in Cash and Cash Equivalents	3.9	21.5
Cash and Cash Equivalents at Beginning of Year	294.0	227.8
Cash and Cash Equivalents at End of Period	$297.9	$249.3
CASH AND CASH EQUIVALENTS AT END OF YEAR	$591.9	$477.1